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Exhibit 23(c)


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-110335) and related Prospectus of Nutrition 21, Inc. for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of our report dated August 16, 2002, except for the first paragraph of Note 11, Note 12 and the first, second and third paragraphs of Note 20, as to which the date is September 12, 2002, with respect to the consolidated financial statements and schedule of Nutrition 21, Inc. as of June 30, 2002, and for each of the two years in the period ended June 30, 2002 included in its Annual Report (Form 10-K/A filed December 24, 2003, not affected by Nutrition 21, Inc.'s Form 10K/A filed October 15, 2003) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Stamford, Connecticut
December 23, 2003